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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

WSC Corp.

Viskase Films, Inc.

Viskase Canada Inc.

Viskase Brasil Embalagens Ltda.

Viskase Europe Limited

         Viskase S.A.S.

                  Viskase GMBH

                  Viskase SpA

                  Viskase Polska SP.ZO.O

         Viskase (Holdings) Limited

                  Viskase International Limited

                  Viskase Limited

                             Viskase UK Limited